EXHIBIT 10.21

CURTIS CIRCULATION COMPANY
Dennis F. Porti, Vice President, Publisher Planning & Development


                    CURTIS CIRCULATION COMPANY
                      433 Hackensack Avenue
                   Hackensack, New Jersey 07601
                       DATE: June 28, 1996



Assignor Publisher:                       Assignee Publisher:

QUILTCO CORP.                              PRINCETON PUBLISHING, INC.
(Formally Alternate Periodicals Corp.)   28 West 25th Street, 7th Floor
1700 Broadway                             New York, NY 10010
New York, NY 10019


Dear Sirs:

This is to acknowledge that QUILTCO CORP. (Formally [sic] Alternate Periodicals Corp.) ("Assignor"), has assigned all of its right, title and interest in and to the publication listed on Exhibit 1, annexed
("Publication"), to PRINCETON PUBLISHING, INC. ("Assignee"), including Assignor's rights under the Distribution Agreement between Assignor and Curtis Circulation Company ("Curtis"), dated February 3, 1995, as amended, pertaining to the Publication.

Curtis hereby consents to the assignment of Assignor's rights under the Distribution Agreement and to the assignment of the Publications. The Assignee hereby assumes all of the liabilities and obligations under the Distribution Agreement, as amended, effective with all issues subsequent to the August/September 1996 issue, as if it were an original signatory thereof, and such assumption by the Assignee is binding upon the Assignee, its successors and assigns. The Assignee acknowledges that: W the Distribution Agreement is applicable to each of the Publications, (ii) the Assignee can not assign its rights to the Publications or to the Distribution Agreement as amended except with the written consent of Curtis, and (iii) the Assignee has received and-read copies of the Distribution Agreement and its amendments, if any.

If any monies are owed by Assignor to Curtis on issues prior to and including the August/September 1996 issue of the Publication, then Assignor agrees to pay such monies as provided in the Distribution Agreement. If any monies are owed to Assignor by Curtis on said issues same will be paid to Assignor when due.

Nothing herein shall amend or modify the Distribution Agreement, as amended, and nothing shall release the Assignor of its obligations under the Distribution Agreement, as amended.

Upon the Assignor and Assignee signing below, this document shall be binding upon and inure to the benefit of each of them and their respective successors and assigns.

AGREED AND CONSENTED TO:

/s/
QUILTCO
(Formally [sic] Alternate Periodicals Corp.)

ASSIGNEE:
/s/
PRINCETON PUBLISHING, INC.

BY:
TITLE:

                            EXHIBIT 1

                              TITLE
LADY'S CIRCLE PATCHWORK QUILTS MAGAZINE

EFFECTIVE ISSUE

ALL ISSUES SUBSEQUENT
TO THE AUGUST/SEPTENBER
1996 ISSUE.